                         GAMETECH INTERNATIONAL, INC.
                        REGISTRATION RIGHTS AGREEMENT

     This Registration Rights Agreement (this "AGREEMENT") is made and entered into as of September 2, 1997, by and between GameTech International, Inc., a Delaware corporation (the "COMPANY"), and the other parties signatory hereto (collectively, the "HOLDERS" and individually a "HOLDER").

     The parties hereby agree as follows:

                                SECTION 1
                               DEFINITIONS

     The following terms shall have the meanings indicated:

     "Commission" means the Securities and Exchange Commission, or any other federal agency then administering the Securities Act.

     "Common Stock" means the Common Stock, par value $.001 per share, of the Company.

     "Exchange act" means the Securities Exchange act of 1934, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect from time to time.

     "Initial Public Offering" means an initial public offering of shares of Common Stock by the Company registered under the securities Act.

     "Losses" means all losses, claims, damages or liabilities and reasonable expenses related thereto.

     "Majority Holders" means Holders holding a majority of the shares of Series A Preferred Stock or the Shares.

     "Securities Act" means the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect from time to time.

     "Series A Preferred Stock" means the Series A Preferred stock, par value $.001 per share, of the Company.

     "Shares means all shares of Common stock issued and/or issuable upon conversion of the Series A Preferred Stock held by a Holder.

                               SECTION 2
                          DEMAND REGISTRATION

     (a) At any time during the period beginning one year after the date the Company shall have effected an Initial Public Offering and ending three years from such date, upon the written demand of the Majority Holders, the Company shall prepare and file a registration statement under the Securities Act covering an offering of such number of shares of Common Stock as shall have been requested by the Majority Holders in such demand and shall cause such registration statement to become effective, all in accordance with the provisions of this Agreement; PROVIDED that the Company shall be obligated to effect registration pursuant to this SECTION 2 no more than one time.

     (b) the Company shall proceed as expeditiously as possible after receipt of a demand pursuant to SECTION 2(a) to file a registration statement and use its best efforts to effect, within one hundred twenty (120) days after the giving of such written demand, the registration of an offering under the Securities Act which shall include the Shares specified in the demand given pursuant to SECTION 2(a). No other outstanding securities of the Company shall be included in such registration unless, and then only to the extent that, in the opinion of the managing underwriter, such other outstanding securities may be included in such registration statement and sold without adversely affecting the sale of the Shares by the Holder. The company shall select the representative, if any, of the underwriters to be engaged in connection with any such registration, subject to the reasonable approval of the Majority Holders.

                                 SECTION 3
                          PIGGYBACK REGISTRATION

     If at any time the Company proposes to register any offering of shares of its capital stock under the Securities Act (other than a registration statement on Form S-4, Form S-8 or other successor forms thereto), and if such registration is to be on a form of the commission that my include, or is at any time amended or changed to such a form that may include the Shares, the Company will at any such time give written notice to the Holders of its intention to do so at least thirty (30) days prior to the filing of said registration statement.

     3.1 If the representative of the underwriters participating in the sale and distribution of the Company's securities covered by said registration statement agrees that a number of Shares (the "PERMISSIBLE SECONDARY SHARES") may be included in the offering covered by the registration statement, the Company's notice shall afford the Holders an opportunity to elect to include in such registration the Permissible Secondary Shares owned by the Holders. The Holders shall have twenty (20) days after receipt of the Company's notice to notify the Company in writing of the number of shares (the "ELECTED SHARES") which such Holder elects to include in the offering and the Elected Shares shall be included in the offering. The aggregate number of Elected Shares that the Holders may include in such filing shall not exceed the number of Permissible Secondary

Shares. Such representative may increase or decrease (to zero if so determined by such representative) the number of Permissible Secondary Shares at any time until all Shares included in such registration shall have been sold by such underwriters; PROVIDED, that if any such registration is to include shares held by other stockholders of the Company, then the number of Shares with respect to any such reduction shall be allocated (i) 50% to the Holders, and (ii) 50% in the aggregate to any such other stockholders, with such reduction to be made, if necessary, PRO RATA in proportion to the respective number of Shares requested to be registered to the extent necessary to reduce the total number of such stockholders' Shares to be included in the registration as so provided.

     3.2 The company agrees that, without the consent of the Majority Holders, it will not hereafter grant to any present or future shareholder any "piggyback" or "demand" registration rights.

     3.3 The inclusion in such registration of shares shall be upon the condition that each Holder sells its Shares to the underwriters at the same price and on substantially the same terms and conditions as the Company.

     3.4 The company shall afford the Holders the right to participate in each registration without limitation as to number of registrations.

                                 SECTION 4
                        PARTICIPATING SHAREHOLDERS

     To elect to include any Shares in any registration, the Holder shall:

     4.1 cooperate with the Company and the underwriter for such registration in preparing each such registration and execute all such agreements as the underwriter may deem reasonably necessary in favor of such underwriter;

     4.2 promptly supply the Company and the underwriter for such registration with all information, documents, representations and agreements as the underwriter may deem reasonably necessary in connection with such registration; and

     4.3 agree in writing not to sell or transfer any shares of the capital stock of the Company not included in such registration for a period of thirty
(30) days prior to and one hundred eighty (180) days after the effective date of such registration without the underwriter's prior written consent.

     4.4  agree that upon receipt of a notice form the Company pursuant to
SECTION 6.6 hereof that the registration statement is required to be amended or supplemented, or any stop order with the respect thereto has been issued, such Holder will forthwith discontinue disposition of the Shares covered by such registration statement or prospectus until such Holder's receipt of copies of the supplemented or amended prospectus or until it is advised in writing by the Company that the use of the applicable prospectus may be resumed.

                                   SECTION 5
                               OPINION OF COUNSEL

     5.1 The Company shall have no obligation under SECTIONS 2 AND 3 to register any shares if the Company shall deliver to the Holder an opinion of counsel in form and substance reasonably satisfactory to the Holder and its counsel to the effect that the proposed sale or disposition of all of the Shares for which registration was requested does not require registration under the Securities Act for a sale or disposition in a single public transaction.

     5.2 The Company hereby agrees to indemnify the Holder against, and to hold it harmless from, all damages, losses, liabilities (including liability for rescission), costs and expenses, arising from violations of law with respect to such sale or disposition, that it may incur under the Securities Act or otherwise by reason of it proceeding in accordance with such opinion of counsel, other than any such damages, losses, liabilities, costs or expenses that arise in connection with any willful misconduct on the part of such Holder.

                                   SECTION 6
                            REGISTRATION PROCEDURES

     If and whenever the Company is obligated by the provisions of this Agreement to effect the registration of any offering of Shares under the Securities Act, as expeditiously as possible the Company will, or will use its best efforts to, as the case may be:

     6.1 Prepare the file with the Commission a registration statement with respect to such Shares and, if the Board of Directors of the Company shall so direct, cause such registration statement to become effective; PROVIDED, HOWEVER, that before filing a registration statement or prospectus or any amendments or supplements thereto, the Company shall furnish to each Holder who has Shares included in such registration statement, its counsel and the representative of the underwriters, if any, copies of all such documents proposed to be filed, which documents will be subject to the reasonable review of such Holder, its counsel and the representative of the underwriters, if any.

     6.2 Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be reasonably necessary to keep such registration statement effective until the earlier of the termination of the distribution covered thereby and the expiration of a period of two hundred seventy (270) days after its effective date, and comply with the provisions of the Securities Act with respect to the disposition of all shares of Common Stock covered by such registration statement; PROVIDED, HOWEVER, that if maintaining the effectiveness of the registration statement would require the filing of a post-effective amendment including new financial statements (other than financial statements which the Company would be required to include in a quarterly report on Form 10-Q under Section 13 or 15(d) of the Exchange Act), the Company shall be obligated hereunder to use its best efforts to maintain the effectiveness of the registration statement for only six (6) months in the case of the first registration filed hereunder, and ninety (90) days in the case of any other registration filed hereunder. In the event that any shares of Common Stock included in a registration statement subject to this Agreement remain unsold at the end of the period during which the Company is obligated to use its best efforts to maintain the effectiveness of such registration statement, the Company, if and when a further amendment or supplement would be required to comply with
Section 10 of the Securities Act, may file a post-effective amendment to the registration statement for the purpose of removing such shares from registered status.

     6.3 Furnish to such Holder so many copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents, as the Holder may reasonably request.

     6.4 Register or qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as such Holder shall reasonably request, and do any and all other acts and things that may be reasonably necessary or advisable to enable such Holder to consummate the disposition in such jurisdictions of such Shares; PROVIDED, HOWEVER, that the Company shall not be obligated, by reason thereof, to qualify as a foreign corporation or file any general consent to service of process under the laws of any such jurisdiction or subject itself to taxation as doing business in such jurisdiction.

     6.5 Furnish to such Holder at the time of disposition, an opinion of counsel for the Company (which opinion shall be acceptable to such Holder and its counsel) substantially to the effect that a registration statement covering the offering of Shares has been filed with the Commission under the Securities Act and has been made effective by order of the Commission, that a prospectus (except for the financial statements contained therein and other documents incorporated by reference therein) on its face complies as to form with the requirements of the Securities Act, that to the best of such counsel's knowledge, no stop order has been issued by the Commission suspending the effectiveness of such registration statement and that, to the best of such counsel's knowledge, no proceedings for the issuance of such a stop order are threatened or contemplated. In addition, such option of counsel shall also state that such counsel has no reason to believe that at the time the registration statement became effective, the registration statement and the prospectus contained therein (except for the financial statements and other financial data as to which such counsel need not express any belief) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading and that the prospectus, as amended or supplemented, if applicable (except for the financial statements and other financial data, as aforesaid) contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     6.6 Notify such Holder and its counsel promptly after they shall receive notice that any registration statement, supplement or amendment has become effective, any registration statement is required to be amended or supplemented, or any stop order with respect thereto has been issued.

     6.7 Enter into such agreements (including an underwriting agreement in form, scope and substance as is customary in underwritten offerings) and take all such other actions in connection therewith (including those reasonably requested by the representative of the underwriters or such Holder in order to expedite or facilitate the disposition of the Shares covered by such registration) and in such connection, (i) make such representations and warranties to the underwriters with respect the business of the Company, the registration statements, the prospectus and the documents, if any, incorporated or deemed to be incorporated by reference in the registration statement, in each case in form, substance and scope as are customarily made by issuers to underwriters in underwritten secondary offerings and confirm the same if and when requested; (ii) obtain opinions of counsel to the Company and updates thereof, which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the representative of underwriters, if any, and counsel to such Holder addressed to each of the underwriters, if any, and such Holder covering the matters customarily covered in opinions required in underwritten offerings and such other matters as may be reasonably requested by such underwriters (iii) obtain "cold comfort" letters and updates thereof from the independent certified public accountants of the Company (and, if necessary, any other independent certified public accountants of any subsidiary of the Company or of any business acquired by the Company for which financial statements and financial data are or are required to be included in the registration statement) addressed to each of the underwriters, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters to underwriters in connection with underwritten offerings; (iv) if any underwriting agreement is entered into, the same shall set forth in full the indemnification and contribution provisions and procedures of SECTIONS 8 THROUGH 11 hereof (or such other less favorable provisions and procedures acceptable to the representative of the underwriters) with respect to all parties to be indemnified pursuant to said Sections; and (v) the Company shall deliver such documents and certificates as may be requested by the representative of the underwriters to evidence the continued validity of the representations and warranties made pursuant to SECTION 6.7(i) above and to evidence compliance with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company. The above shall be done at each closing under such underwriting or similar agreement, or as and to the extent required thereunder.

     6.8 Make available for inspection, by any underwriter and any attorney or accountant retained by such underwriter, at the offices where normally kept, during reasonable business hours, all financial and other records, pertinent corporate documents and properties of the Company; and cause the officers , directors and employees of the Company to supply all information reasonably required by any such underwriter, attorney or accountant in connection with such registration statement; PROVIDED, HOWEVER, that any records, information or documents that are designated by the Company in writing as confidential shall be kept confidential by such persons unless (i) disclosure of such records, information or documents is required by court or administrative order, or (ii) disclosure of such records, information or documents, in the option of counsel to such person, is required by law (including, without limitation, pursuant to the requirements of the Securities Act) or (iii) such records, information or documents are in the public domain or otherwise publicly available.

                                  SECTION 7
                            REGISTRATION EXPENSES

     The costs and expenses (other than (i) underwriting discounts or commissions and (ii) such fees as state securities officials may require that any Holder pay) of all registrations and qualifications under the Securities Act contemplated by SECTION 2 OR 3 of this Agreement, and of all other actions that the Company is required to take or effect pursuant to this Agreement with respect to such registration or qualification, shall be paid by the Company (including, without limitation, all registration and filing fees, printing expenses, costs of special audits incident to or required by any such registration, fees an disbursements of counsel for the Company and the reasonable fees and disbursements of one special counsel acting for the Holders).

                                  SECTION 8
                         INDEMNIFICATION BY COMPANY

     In the event of any registration under the Securities Act of any offering of Shares, the Company hereby agrees to indemnify and hold harmless each Holder, its officers and directors, affiliates and control persons, if any, and each other person, who controls such Holder (within the meaning of the Securities Act) against any Losses, joint or several, to which the Holder or controlling person or participating person may become subject under the Securities Act or otherwise, insofar as such Losses (or proceedings in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement or alleged untrue statement of any material fact contained, on the effective date thereof, in any registration statement under which Shares were registered under the Securities Act, in any preliminary prospectus or final prospectus contained therein, or in any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse such Holder and each such controlling person or participating person for any legal or other expenses reasonably incurred by such Holder or such controlling person or participating person in connection with investigating or defending any such Loss; PROVIDED, that the Company will not be liable in any such case to the extent that any such Losses arise out of or are based upon an untrue statement or alleged untrue statement made in such registration statement, said preliminary or final prospectus or said amendment or supplement, or an omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in reliance upon and in conformity with written information furnished by such Holder or such controlling or participating person, as the case may be, specifically for use in the preparation thereof; PROVIDED, FURTHER, that the Company shall not be liable to the extent that (A) any such Losses arise out of or are based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any preliminary prospectus if (i) such Holder failed to send or deliver a copy of the prospectus with or prior to the delivery of a written confirmation of the sale by such Holder to the person asserting such Losses who purchased such Shares that are the subject thereof and (ii) the prospectus would have adequately corrected such untrue statement or alleged untrue statement or such omission or alleged omission or (B) any such Losses arise out of or are based upon an untrue statement or alleged untrue statement or omission or alleged omission in the prospectus, if such untrue statement or alleged untrue statement, omission or alleged omission is adequately corrected in an amendment or supplement to the prospectus and if, having previously been furnished by or on behalf of the Company with copies of the prospectus as so amended or supplemented, such Holder thereafter fails to deliver such prospectus as so amended or supplemented, prior to or concurrently with the sale of a Share to the person asserting such Losses who purchased such registrable security that is the subject thereof from such Holder. The Company shall also indemnify underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, their officers, directors, agents and employees and each person who controls such persons (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) to the same extent as provided above with respect to the indemnification of such Holder.

                                  SECTION 9
                    INDEMNIFICATION BY A HOLDER OF SHARES

     In the event of any registration under the Securities Act of any offering of Shares, each Holder, severally and not jointly, hereby agrees to indemnify and hold harmless the Company and each other person, if any, who controls the Company within the meaning of the Securities Act and each other person (including each underwriter, and each other person, if any, who controls such underwriter) who participates in the offering of such Shares against any Losses, joint or several, to which the Company or controlling person or participating person may become subject under the Securities Act or otherwise, insofar as such Losses (or proceedings in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained, on the effective date thereof, in any registration statement under which an offering of such Shares was registered under the Securities Act, in any preliminary prospectus or final prospectus contained therein, or in any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and each such controlling person or participating person any legal or other expenses reasonably incurred by the Company or such controlling person or participating person in connection with investigating or defending any such Loss or proceeding; PROVIDED, that such Holder will be liable in any such case to the extent, and only to the extent, that any such Losses arise out of or are based upon an untrue statement or alleged untrue statement made in such registration statement, said preliminary prospectus or final prospectus or said amendment or supplement, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in reliance upon and in conformity with written information furnished by such Holder specifically for use in the preparation thereof. The Company shall be entitled to receive indemnities from underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution to the same extent as provided above with respect to information so furnished in writing by such persons specifically for inclusion in any registration statement or prospectus.

                                  SECTION 10
                     CONDUCT OF INDEMNIFICATION PROCEEDINGS

     If any action or proceeding (including any governmental investigation or inquiry) shall be brought or any claim shall be asserted against any person entitled to indemnity hereunder (an "INDEMNIFIED PARTY"), such indemnified party shall promptly notify the party from which such indemnity is sought (the "INDEMNIFYING PARTY") in writing, and indemnifying party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the indemnified party and the payment of all reasonable fees and expenses incurred in connection with the defense thereof. Any such fees and expenses borne by the indemnified party (including any reasonable fees and expenses and incurred in connection with investigating or preparing to defend such action or proceeding) shall be paid to the indemnified party, as incurred, within fifteen (15) days of written notice thereof to the indemnifying party (regardless of whether it is ultimately determined that an indemnified party is not entitled to indemnification hereunder), PROVIDED, that such indemnified party shall first undertake to reimburse all such fees and expenses to the extent it is judicially determined that such indemnified party is not entitled to indemnification hereunder. Any such indemnified party shall have the right to employ separate counsel in any such action, claim or proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be the expenses of such indemnified party unless (i) the indemnifying party has agreed to pay such fees and expenses or
(ii) the indemnifying party shall have failed to promptly assume the defense of such action, claim or proceeding or (iii) the named parties to any such action, claim or proceeding (including any impleaded parties) include both such indemnified party and the indemnifying party, and such indemnified party shall have been advised by counsel that there may be one or more legal defenses available to it which are different from or in addition to those available to the indemnifying party and that the assertion of such defenses would create a conflict of interest such that counsel employed by the indemnifying party could not faithfully represent the indemnified Party (in which case, if such indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such action, claim or proceeding on behalf of such indemnified party, it being understood, however, that the indemnifying party shall not, in connection with any one such action, claim or proceeding or separate but substantially similar or related actions, claims or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (together with appropriate local counsel) at any time for all such indemnified parties, unless in the reasonable judgment of such indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such action, claim or proceeding, in which event the indemnifying party shall be obligated to pay the fees and expenses of such additional counsel or counsels). The indemnifying party shall not be liable for any settlement of any such action or proceeding effected without its written consent. Notwithstanding the foregoing, the indemnifying party shall indemnify and hold harmless the indemnified party from and against any and all losses, claims, damages, liabilities and judgements by reason of any settlement of any action effected with its consent.

                                       SECTION 11
                                      CONTRIBUTION

     If the indemnification provided for in this Agreement is unavailable to an indemnified party under SECTION 9 0R 10 hereof (other than by reason of exceptions provided in those Sections) in respect of any Losses, then each applicable indemnifying party in lieu of indemnifying such indemnified party shall contribute to the amount paid or payable by such indemnified party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified parties in connection with the actions, statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such indemnifying party and the indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue statement or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such indemnifying party or indemnified party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include, subject to the limitations set forth in SECTION 10, any legal or other fees or expenses reasonably incurred by such party in connection with any action, suit, claim, investigation or proceeding.

     The parties hereto agree that it would not be just and equitable if contribution pursuant to this SECTION 11 were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to in the immediately preceding
paragraph.   Notwithstanding the provisions of this SECTION 11, if any Holder is an indemnifying party it shall not be required to contribute any amount in excess of the total price at which the Shares sold by such Holder were offered to the public. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                                       SECTION 12
                                    EQUITABLE RELIEF

     The parties hereto agree and declare that legal remedies may be inadequate to enforce the provisions of this Agreement and that equitable relief, including specific performance and injunctive relief, may be used to enforce such provisions.

                                       SECTION 13
                                     MISCELLANEOUS

     (a) Notices. Any and all notices or any other communication provided for herein shall be given in writing, delivered personally (including delivery by courier or by facsimile if received during normal working hours) or by registered or certified mail, addressed, if to the Company, to GameTech International, Inc., 2209 W. 1st Street, Suite 113-114, Tempe, Arizona 85218,
Attention: General Counsel, and, if to the Holder, at the address indicated for the Holder on the records of the Company or to such other address as may be designated in writing by any such party. Except as otherwise provided in this Agreement, each such notice sent by registered or certified mail with postage prepaid and properly addressed shall be deemed given when delivered or on a date which is four (4) days after it is mailed in any post office or branch post office regularly maintained by the United States Postal Service.

     (b) Amendment. No change in or modification of this Agreement shall be valid unless the same shall be in writing and signed by the Company and Majority Holders.

     (c) Assignment. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of the parties hereto. This Agreement may not be assigned (i) by the Company without the prior written consent of the Majority Holders or (ii) by any Holder without the prior written consent of the Company.

     (d) Waiver. No failure or delay on the part of the parties or any of them in exercising any right, power or privilege hereunder, nor any course of dealing between the parties or any of them shall operate as a waiver of any such right, power or privilege nor shall any single or partial exercise of any such right, power or privilege preclude the simultaneous or later exercise of any other right, power or privilege. The rights and remedies herein expressly provided are cumulative and are not exclusive of any rights or remedies which the parties or any of them would otherwise have. No notice to or demand on the Company in any case shall entitle the Company to any other or further notice or demand in similar or other circumstamces or constitute a waiver of the rights of the other parties or any of them to take any other or further action in any circumstances without notice or demand.

     (e) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

     (f) Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware without regard to principles of conflict of laws.

     (g) Filing. A copy of the Agreement and of all amendments hereto shall be filed at the principal office of the Company.

     (h) Termination. This Agreement may be terminated at any time by an instrument in writing signed by the Company and the Majority Holders.

     (i) Severability. In the event that any part of this Agreement shall be held to be invalid or unenforceable, the remaining parts hereof shall nevertheless continue to be valid and enforceable as though the invalid portions were not a part hereof.

     (j) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

     (k) Attorneys' Fees. In any action or proceeding brought to enforce any provision of this Agreement, or where any provision hereof is validly asserted as a defense, the successful party shall be entitled to recover reasonable attorneys' fees (including any fees incurred in any appeal) in addition to its costs and expense and any other available remedy.


                                  SIGNATURE PAGE FOLLOWS

          IN WITNESS WHEREOF, the parties hereto have executed this Registration Rights Agreement as of the day and year first above written.

          The Company:           GAMETECH INTERNATIONAL, INC.,
                                 a Delaware corporation


                                 By      /s/ Clarence H. Thiesen
                                     -------------------------------------
                                     Name:  Clarence H. Thiesen
                                            ------------------------------
                                     Title: Chief Financial Officer
                                            ------------------------------